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                                                              EXHIBIT 10.6(a)

                                   SUPPLEMENT
                                       TO
           STERLING CHEMICALS, INC. SALARIED EMPLOYEES' PENSION PLAN
                                      FOR
               ALL SALARIED EMPLOYEES OF STERLING CHEMICALS, INC.
                                      AND
                           PARTICIPATING SUBSIDIARIES

                         Restated as of January 1, 1994

Purpose:

This Supplement to the Plan modifies the provisions of the Plan as applied to covered employees. Unless otherwise expressly qualified by the context of this Supplement, terms used in this Supplement shall have the same meanings given to those terms in the Plan.

Eligibility:

The Plan shall continue to apply in accordance with its terms to the salaried employees of the Corporation and participating subsidiaries on and after the Effective Date. As used in this Supplement, the term "covered employee" means a salaried employee actively employed on the Effective Date or who accrues Benefit Service on or after the Effective Date with an Employer, but unless otherwise provided, excluding any such employee who on the Effective Date has been on a leave of absence in excess of twelve consecutive months and who does not return to active employment with an Employer, and who is a member of a group of employees identified in the heading of this supplement to which the Plan is extended or continues to be extended.

Monthly Retirement Income:

The Monthly Retirement Income payable to a covered employee hereunder pursuant to Section 4.1 through 4.3 will be equal to the greatest of his applicable amount:

         1.      Standard Amount:

                 The Standard Amount shall be applicable to a Prior Employer participant employed by the Monsanto Company prior to April 1, 1986, and shall be the Monthly Retirement Income determined by multiplying 1.4% times Average Monthly Earnings times Years of
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                 Benefit Service times the Vested Percentage set forth in
                 Section 2.2 of the Plan.

                 For purposes of this computation, Years of Benefit Service shall include full and partial years of Benefit Service as such service is determined under Sections 17.3 and 17.4 of the Plan.

         2.      Alternate Amount:

                 The Alternate Amount shall be applicable to a Prior Employer participant employed by the Monsanto Company on or after April 1, 1986, or any other participant employed by the Employer on or after the Effective Date and shall be the Monthly Retirement Income of 1.2% times Average Monthly Earnings times Years of Benefit Service times the Vested Percentage set forth in Section 2.2 of the Plan.

         3.      Minimum Amount:

                 The Minimum Amount shall be determined in accordance with
                 Section 4.3 of the Plan and the Minimum Retirement Income Factor defined below. The Minimum Amount shall be the Minimum Retirement Income Factor times Years of Benefit Service times the Vested Percentage set forth in Section 2.2 of the Plan.

Notwithstanding the foregoing, a participant who retires between January 1, 1991 and March 1, 1991 has the option to retire under the terms of this Plan or under the terms of the Plan in effect on December 31, 1990.

Minimum Retirement Income Factor:

The "Minimum Retirement Income Factor" applicable with respect to a covered employee whose Retirement Date or Employment Termination Date occurs on or after the Effective Date shall be determined in accordance with the following table:

         Retirement Date or Employment           Retirement
          Termination Date Occurring:          Income Factor
         -----------------------------         -------------

         Before January 1, 1991                    $30.00
         On or after January 1, 1991               $35.00





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Special Early Income Retirement Supplement Factor:

The "Special Early Retirement Income Supplement Factor" shall be $4.00 per calendar month.

Early Retirement - Combo Factor:

The "Combo Factor," i.e., (number of years of Vesting Service plus age) for purposes of subsection 4.5 shall be 80 if the participant reached 80 on or before December 31, 1993. Otherwise,the number of years of Vesting Service plus age for purposes of Section 4.5 shall be 85.

Average Monthly Earnings:

As used in this Supplement, the "Average Monthly Earnings" of a participant shall be the greater of (i) the average of his monthly earnings during the 36 months immediately prior to his Retirement Date or Employment Termination Date, whichever first occurs, or (ii) the average monthly earnings received during the highest three of the five calendar years immediately prior to the year of the participant's Retirement Date or Employment Termination Date, whichever first occurs, except that:

(a) if he has no earnings during one or more of such final 36 months, then his Average Monthly Earnings shall be the average of his monthly earnings during the final 36 months in which he had earnings;

(b) if his base salary has been reduced because of a decline in his physical or mental capacity to continue his former assignment, or because he was transferred to a position of reduced responsibilities or his assignment was abolished or its responsibilities curtailed, his Average Monthly Earnings shall be computed as if his base salary had not been reduced; and

(c) if he received disability income from any employee welfare benefit plan maintained by his Employer or in which his Employer participates, then his average monthly earnings for the computation periods for determination of Average Monthly Earnings shall be computed:

         (i) on the assumption that for each month of such computation periods during which month he received disability income under such plan he had monthly earnings equal to his base salary for the month





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                 immediately preceding the month in which his disability income commenced under such plan and any employee welfare benefit plan maintained by his Employer or in which his Employer participates; and

         (ii) with respect to the balance of such computation periods, if any, by applying the actual monthly earnings received in each of such months.

The Average Monthly Earnings of a participant shall include all compensation paid to him by any Employer, any Affiliate Company and any Affiliate Unit, including shift differential pay, overtime pay, holiday pay, fire brigade pay, military summer encampment pay, sick leave pay, including Incentive Pay (as defined below), including any deferred compensation pursuant to a salary reduction agreement under Code Sections 401 or 125, but excluding strike time and other bonuses, amounts paid under any incentive plans in the future, commissions, amounts paid by his Employer for insurance or other welfare plans or benefits, and pay in lieu of vacations. Overtime pay will be considered as having been earned in the month in which it is paid.

The Average Monthly Earnings of a participant who was not a regular full-time employee of the Employer or Employers during said computation period shall be determined as provided above, except that for purposes of such determination his actual monthly earnings during any period of said computation period when he was not in a regular full-time employee status shall be increased to an amount of monthly earnings equal to that amount he would have received during such period as a regular full-time employee based upon the standard work week at such location during such period. The above provisions shall be subject to special provisions for the Average Monthly Earnings set forth in the Benefit Service provisions of this Plan.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the compensation of each participant taken into account under the Plan for purposes of determining Average Monthly Earnings shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("Determination Period") beginning in such calendar





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year.  If a Determination Period consists of fewer than 12 months, the "OBRA
'93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

If compensation for any prior Determination Period is taken into account in determining a participant's benefits accruing in the current Plan Year, the compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

Incentive Pay:

"Incentive Pay" means the additional compensation (other than any award made to participants under the Employer incentive plan) which may be paid on an annual or more frequent basis to one or more participants and which is computed under a formula directly reflecting the performance of such participant or group of participants. It does not mean any distributions made to participants from the Incentive Plan or Profit Sharing Plan.





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